Exhibit 99.2


To view slides summarizing Ford's second quarter 2001 financial results, investors can visit the following web site: http://media.ford.com/pdf/q22001_review.pdf. Also, investors can access replays of a review of Ford's second quarter results by Henry Wallace, Ford's Group Vice President and Chief Financial Officer, that took place in the morning on July 18, 2001, by visiting one of the following web sites: www.streetfusion.com or www.streetevents.com.



NEWS

Contact:
-------
Media:
Todd Nissen
1.313.594.4410
tnissen@ford.com

Securities Analysts:
-------------------
Anne Bork
1.313.323.8221
abork@ford.com

Shareholder Inquiries:
---------------------
1.800.555.5259 or
1.313.845.8540
stockinf@ford.com


Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com


Go to http://media.ford.com for news releases and high-resolution photographs.



IMMEDIATE RELEASE
-----------------
FORD REPORTS SECOND QUARTER LOSS
BECAUSE OF TIRE REPLACEMENT ACTION

o Including Firestone costs, $551 million loss or 30 cents per share (excluding one-time charges worth $201 million or 11 cents per share).
o    Continued strong cash position of $18.9 billion, including VEBA.
o    Full-year 2001 earnings outlook affirmed at $1.25-$1.35 per share.

DEARBORN, Mich., July 18 - Ford Motor Company [NYSE: F] reported a loss of $752 million, or 41 cents per diluted share, in the second quarter of 2001. The cost to replace 13 million Firestone tires to ensure customer safety and satisfaction more than accounted for the loss. As previously announced, the tire action is expected to cost $2.1 billion after taxes. Essentially all of the costs were reflected in the second quarter.

"Our decision in May to replace 13 million potentially unsafe Firestone tires was an unprecedented action," said Jacques Nasser, president and CEO. "Although we're disappointed it resulted in a second quarter loss, it was the right thing to do for the safety and trust of our customers."

Excluding $201 million in charges for Ford's share of Mazda Motor Corporation's restructuring actions reported in April and the new accounting standard on hedging and derivatives, Ford lost $551 million, or 30 cents per diluted share. On a comparable basis, Ford earned $2.53 billion, or $1.18 a share, in the second quarter of 2000.

Ford's worldwide vehicle unit sales in the 2001 second quarter were 1,858,000, down 7 percent from 1,995,000 in the year-earlier quarter. Revenues were $42.31 billion, a 5 percent decline from $44.50 billion a year ago.

The following results include the Firestone tire replacement costs, but exclude one-time charges that were taken in the second quarter of 2001, and charges for a European restructuring and Visteon Corporation recorded in the 2000 second quarter.

AUTOMOTIVE OPERATIONS
Worldwide automotive operations lost $1.03 billion in the second quarter, compared to a profit of $2.07 billion a year ago. Worldwide automotive revenues were $34.55 billion, compared with $37.37 billion a year ago.

Automotive gross cash at June 30 totaled $18.9 billion, including $2.7 billion of pre-funding employee benefit expenses through a Voluntary Employee Beneficiary Association (VEBA) trust. A continued focus on working capital contributed to the company's strong cash position.

North America: The second quarter loss in North America was $1.14 billion. Earnings in the 2000 second quarter were $1.84 billion. In addition to the tire action, 2001 second quarter results were negatively affected by lower unit sales volumes and higher marketing costs.

Europe: Ford earned $141 million in the second quarter in Europe, compared to $156 million a year ago. Higher volumes for Ford-brand vehicles, fueled by strong demand for the new Ford Mondeo and Ford Transit, were offset by losses at Land Rover and the launch of the Jaguar X-TYPE.

South America: Ford operations in South America lost $70 million, compared to a loss of $63 million a year ago. Results reflect weaker economic conditions in Brazil and Argentina.

Rest-of-world: Results from the rest of the world were a profit of $47 million compared to a profit of $135 million for the 2000 second quarter. The decline is primarily attributable to Ford's share of Mazda losses.

FORD CREDIT
Ford Credit earned $399 million in the second quarter, up from $388 million a year ago.

HERTZ
The Hertz Corporation reported a profit of $59 million. A year ago, Hertz had second quarter earnings of $104 million. Slowdown in the economy and related business travel, and a more difficult pricing environment, led to the lower results.

OUTLOOK
"The second quarter was a difficult one for the Ford Motor Company. However, we launched great new products, including an all-new version of the Ford Explorer and Jaguar X-TYPE, and we're encouraged by the early market reactions," Nasser said.

"Despite the challenges we face, Ford remains in a strong competitive position. We have great brands and great products, and an integrated leadership team that's highly focused on the business. In addition, our balance sheet remains strong, and we continue to expect full-year 2001 earnings per share to be in the range of $1.25-$1.35," Nasser said.

Investors can hear a review of first quarter results by Henry Wallace, chief financial officer, on the Internet at www.streetevents.com or www.streetfusion.com. The presentation will start at 9 a.m. EDT, July 18.

Ford Motor Company is the world's second largest automaker, selling vehicles in 200 markets and with approximately 345,000 employees on six continents. Its automotive brands include

Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Hertz and Quality Care.

                                       ###
Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth; lower-than-anticipated market acceptance of new or existing products; currency or commodity price fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; a credit rating downgrade; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in recall campaigns, increased warranty costs or litigation.


                       Ford Motor Company and Subsidiaries

                                   HIGHLIGHTS
                                   ----------

                                                                Second Quarter                           First Half
                                                           -------------------------------         -----------------------------
                                                              2001              2000                 2001             2000
                                                           --------------    -------------         ------------    -------------
                                                                  (unaudited)                            (unaudited)
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- North America                                                1,142             1,308                 2,245           2,619
- Outside North America                                          716               687                 1,425           1,290
                                                              ------            ------                ------          ------
    Total                                                      1,858             1,995                 3,670           3,909
                                                              ======            ======                ======          ======

Sales and revenues (in millions)
- Automotive                                               $  34,552         $  37,366             $  69,202       $  73,541
- Financial Services                                           7,762             7,133                15,558          13,862
                                                           ---------         ---------             ---------       ---------
    Total                                                  $  42,314         $  44,499             $  84,760       $  87,403
                                                           =========         =========             =========       =========

Net income (loss) (in millions)
- Automotive                                               $  (1,194)        $   1,052             $    (505)      $   2,604
- Financial Services                                             442               461                   812             841
                                                           ---------         ---------             ---------       ---------
   Income (loss) from continuing operations                     (752)            1,513                   307           3,445
- Discontinued operation (Visteon)                                 -               162                     -             309
- Loss on spin-off of Visteon                                      -            (2,252)                    -          (2,252)
                                                           ---------         ---------             ---------       ---------
    Total                                                  $    (752)        $    (577)            $     307       $   1,502
                                                           =========         =========             =========       =========

Capital expenditures (in millions)
- Automotive                                               $   1,229         $   1,453             $   2,586       $   2,952
- Financial Services                                              99               158                   230             464
                                                           ---------         ---------             ---------       ---------
    Total                                                  $   1,328         $   1,611             $   2,816       $   3,416
                                                           =========         =========             =========       =========

Automotive capital expenditures as a
 percentage of sales                                             3.6%              3.9%                  3.7%            4.0%

Stockholders' equity at June 30
- Total (in millions)                                      $  13,758         $  24,643             $  13,758       $  24,643
- Annualized after-tax return on Common
   and Class B stockholders' equity                             Loss              22.9%                  3.8%           25.4%

Automotive net cash at June 30
 (in millions)
- Cash and marketable securities                           $  16,205         $  25,557             $  16,205       $  25,557
- Debt                                                        12,061            10,804                12,061          10,804
                                                           ---------         ---------             ---------       ---------
   Automotive net cash                                     $   4,144         $  14,753             $   4,144       $  14,753
                                                           =========         =========             =========       =========

After-tax return on sales
- North American Automotive                                    (4.9)%              6.7%                (1.0)%            6.4%
- Total Automotive                                             (3.4)%              2.9%                (0.7)%            3.6%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                                   1,819             1,205                 1,829           1,206
- Number outstanding at June 30                                1,812             1,205                 1,812           1,205

Common Stock price (per share)
(adjusted to reflect Visteon spin-off)
- High                                                        $30.71            $31.46                $31.37          $31.46
- Low                                                          24.00             23.08                 23.75           22.53

AMOUNTS PER SHARE OF COMMON AND
 CLASS B STOCK AFTER PREFERRED
 STOCK DIVIDENDS

Income assuming dilution
- Automotive                                               $   (0.65)        $    0.86             $   (0.28)      $    2.12
- Financial Services                                            0.24              0.38                  0.44            0.69
                                                           -----------       -----------           ---------       ---------
   Subtotal                                                    (0.41)             1.24                  0.16            2.81
- Discontinued operation (Visteon)                                 -              0.13                     -            0.25
- Loss on spin-off of Visteon                                      -             (1.84)                    -           (1.84)
                                                           ---------         ---------             ---------       ---------
    Total                                                  $   (0.41)        $   (0.47)            $    0.16       $    1.22
                                                           =========         =========             =========       =========


Cash dividends                                             $    0.30         $    0.50             $    0.60       $    1.00





                       Ford Motor Company and Subsidiaries

                               VEHICLE UNIT SALES
                               ------------------

                  For the Periods Ended June 30, 2001 and 2000
                                 (in thousands)



                                                            Second Quarter                            First Half
                                                         -------------------------              -------------------------
                                                          2001             2000                  2001              2000
                                                         --------         --------              --------          -------
                                                              (unaudited)                             (unaudited)
     North America
     United States
      Cars                                                 397              448                   760               929
      Trucks                                               640              743                 1,292             1,466
                                                         -----            -----                 -----             -----
       Total United States                               1,037            1,191                 2,052             2,395

     Canada                                                 68               80                   120               159
     Mexico                                                 37               37                    73                65
                                                         -----            -----                 -----             -----

       Total North America                               1,142            1,308                 2,245             2,619

     Europe
     Britain                                               167              139                   347               254
     Germany                                               115               83                   221               174
     Italy                                                  64               58                   127               107
     Spain                                                  53               54                    93                94
     France                                                 40               41                    83                83
     Other countries                                       140              146                   285               274
                                                         -----            -----                 -----             -----

       Total Europe                                        579              521                 1,156               986

     Other international
     Brazil                                                 40               35                    75                63
     Australia                                              31               37                    57                61
     Taiwan                                                 12               19                    30                41
     Argentina                                               8               12                    15                27
     Japan                                                   5                8                    10                17
     Other countries                                        41               55                    82                95
                                                         -----            -----                 -----             -----

       Total other international                           137              166                   269               304
                                                         -----            -----                 -----             -----

     Total worldwide vehicle unit sales                  1,858            1,995                 3,670             3,909
                                                         =====            =====                 =====             =====


Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

Prior periods were restated to correct unit sales.



                       Ford Motor Company and Subsidiaries

                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------
                  For the Periods Ended June 30, 2001 and 2000
                                (in millions)

                                                                             Second Quarter                     First Half
                                                                       ---------------------------      ---------------------------
                                                                          2001            2000             2001            2000
                                                                       -----------     -----------      -----------     -----------
                                                                              (unaudited)                      (unaudited)
 AUTOMOTIVE
Sales                                                                  $34,552         $37,366          $69,202         $73,541

Costs and expenses (Note 2)
Cost of sales (Note 3)                                                  33,648          33,495           64,463          65,083
Selling, administrative and other expenses                               2,336           2,458            4,842           4,723
                                                                       -------         -------          -------         -------
  Total costs and expenses                                              35,984          35,953           69,305          69,806

Operating income (loss)                                                 (1,432)          1,413             (103)          3,735

Interest income                                                            218             389              473             757
Interest expense                                                           330             327              697             645
                                                                       -------         -------          -------         -------
  Net interest income (expense)                                           (112)             62             (224)            112
Equity in net income (loss) of affiliated companies                       (162)             29             (340)             (3)
                                                                       -------         -------          -------         -------

Income (loss) before income taxes - Automotive                          (1,706)          1,504             (667)          3,844

FINANCIAL SERVICES
Revenues                                                                 7,762           7,133           15,558          13,862

Costs and expenses
Interest expense                                                         2,484           2,311            5,044           4,524
Depreciation                                                             2,674           2,398            5,193           4,606
Operating and other expenses (Note 3)                                    1,342           1,249            2,779           2,460
Provision for credit and insurance losses                                  572             411            1,258             865
                                                                       -------         -------          -------         -------
  Total costs and expenses                                               7,072           6,369           14,274          12,455
                                                                       -------         -------          -------         -------

Income before income taxes - Financial Services                            690             764            1,284           1,407
                                                                       -------         -------          -------         -------

TOTAL COMPANY
Income (loss) before income taxes                                       (1,016)          2,268              617           5,251
Provision for income taxes                                                (284)            728              287           1,750
                                                                       -------         -------          -------         -------
Income (loss) before minority interests                                   (732)          1,540              330           3,501
Minority interests in net income of subsidiaries                            20              27               23              56
                                                                       -------         -------          -------         -------
Income (loss) from continuing operations                                  (752)          1,513              307           3,445
Income from discontinued operation (Note 4)                                  -             162                -             309
Loss on spin-off of discontinued operation (Note 4)                          -          (2,252)               -          (2,252)
                                                                       -------         -------          -------         -------
Net income (loss)                                                      $  (752)        $  (577)         $   307         $ 1,502
                                                                       =======         =======          =======         =======

Income (loss) attributable to Common and Class B
  Stock after preferred stock dividends                                $  (755)        $  (580)         $   300         $ 1,495

Average number of shares of Common and Class B
 Stock outstanding                                                       1,819           1,205            1,829           1,206

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK (Notes 5 and 6)
Basic Income
    Income (loss) from continuing operations                           $ (0.42)        $  1.26          $  0.16         $  2.87
    Net income (loss)                                                  $ (0.42)        $ (0.48)         $  0.16         $  1.25
Diluted Income
    Income (loss) from continuing operations                           $ (0.41)        $  1.24          $  0.16         $  2.81
    Net income (loss)                                                  $ (0.41)        $ (0.47)         $  0.16         $  1.22

Cash dividends                                                         $  0.30         $  0.50          $  0.60         $  1.00


The accompanying notes are part of the financial statements.




                       Ford Motor Company and Subsidiaries

                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                                  (in millions)
                                                                                                June 30,        December 31,
                                                                                                  2001              2000
                                                                                             ---------------- -----------------
                                                                                               (unaudited)
 ASSETS
Automotive
Cash and cash equivalents                                                                      $  4,703         $  3,374
Marketable securities                                                                            11,502           13,116
                                                                                               --------         --------
   Total cash and marketable securities                                                          16,205           16,490

Receivables                                                                                       3,375            4,685
Inventories (Note 7)                                                                              7,220            7,514
Deferred income taxes                                                                             2,735            2,239
Other current assets                                                                              5,466            5,318
Current receivable from Financial Services                                                        1,487            1,587
                                                                                               --------         --------
   Total current assets                                                                          36,488           37,833

Equity in net assets of affiliated companies                                                      2,961            2,949
Net property                                                                                     35,421           37,508
Deferred income taxes                                                                             3,504            3,342
Other assets                                                                                     12,714           13,711
                                                                                               --------         --------
   Total Automotive assets                                                                       91,088           95,343

Financial Services
Cash and cash equivalents                                                                         1,883            1,477
Investments in securities                                                                           682              817
Finance receivables, net                                                                        128,263          125,164
Net investment in operating leases                                                               49,195           46,593
Other assets                                                                                     15,798           12,390
Receivable from Automotive                                                                        2,637            2,637
                                                                                               --------         --------
   Total Financial Services assets                                                              198,458          189,078
                                                                                               --------         --------

   Total assets                                                                                $289,546         $284,421
                                                                                               ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                                 $ 15,588         $ 15,075
Other payables                                                                                    4,718            4,011
Accrued liabilities                                                                              23,982           23,515
Income taxes payable                                                                                 29              449
Debt payable within one year                                                                        226              277
                                                                                               --------         --------
   Total current liabilities                                                                     44,543           43,327

Long-term debt                                                                                   11,835           11,769
Other liabilities                                                                                30,535           30,495
Deferred income taxes                                                                               291              353
Payable to Financial Services                                                                     2,637            2,637
                                                                                               --------         --------
   Total Automotive liabilities                                                                  89,841           88,581

Financial Services
Payables                                                                                          5,644            5,297
Debt                                                                                            162,102          153,510
Deferred income taxes                                                                             8,792            8,677
Other liabilities and deferred income                                                             7,249            7,486
Payable to Automotive                                                                             1,487            1,587
                                                                                               --------         --------
   Total Financial Services liabilities                                                         185,274          176,557

Company-obligated mandatorily redeemable preferred securities of a subsidiary
tTrust holding solely junior subordinated debentures of the Company (Note 8)                        673              673

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
   of $177 million)                                                                                   *                *
 Common Stock (par value $0.01 per share (1,837 million shares issued)                               18               18
 Class B Stock, par value $0.01 per share (71 million shares issued)                                  1                1
Capital in excess of par value of stock                                                           5,980            6,174
Accumulated other comprehensive income (Notes 3 and 9)                                           (6,350)          (3,432)
ESOP loan and treasury stock                                                                     (2,975)          (2,035)
Earnings retained for use in business                                                            17,084           17,884
                                                                                               --------         --------
   Total stockholders' equity                                                                    13,758           18,610
                                                                                               --------         --------
   Total liabilities and stockholders' equity                                                  $289,546         $284,421
                                                                                               ========         ========

- - - - -
*Less than $1 million

The accompanying notes are part of the financial statements.



                       Ford Motor Company and Subsidiaries

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                 ----------------------------------------------

                  For the Periods Ended June 30, 2001 and 2000
                                  (in millions)


                                                                                 First Half 2001               First Half 2000
                                                                           ---------------------------  ----------------------------
                                                                                            Financial                     Financial
                                                                            Automotive      Services       Automotive     Services
                                                                           ------------    -----------  ------------  --------------
                                                                                   (unaudited)                    (unaudited)
Cash and cash equivalents at January 1                                      $ 3,374        $  1,477        $ 2,793       $  1,588

Cash flows from operating activities before securities trading                6,427           7,275          9,181          9,953
Net sales (purchases) of trading securities                                   1,686            (148)           419             60
                                                                            -------        --------        -------       --------
   Net cash flows from operating activities                                   8,113           7,127          9,600         10,013

Cash flows from investing activities
 Capital expenditures                                                        (2,586)           (230)        (2,952)          (464)
 Acquisitions of receivables and lease investments                                -         (48,003)             -        (44,986)
 Collections of receivables and lease investments                                 -          25,852              -         21,724
 Net acquisitions of daily rental vehicles                                        -          (2,362)             -         (2,469)
 Purchases of securities                                                    (10,729)           (485)        (2,261)          (302)
 Sales and maturities of securities                                          10,657             476          2,217            312
 Proceeds from sales of receivables and lease investments                         -          10,141              -          7,704
 Net investing activity with Financial Services                                (460)              -             45              -
 Cash paid for acquisitions (Note 10)                                        (1,868)           (742)        (2,060)           (76)
 Other                                                                          366             (35)             0            190
                                                                            -------        ---------       -------       --------
   Net cash used in investing activities                                     (4,620)        (15,388)        (5,011)       (18,367)

Cash flows from financing activities
 Cash dividends                                                              (1,107)              -         (1,578)             -
 Net purchases of Common Stock                                               (1,322)              -           (192)             -
 Changes in short-term debt                                                     (70)         (2,375)          (707)        (5,588)
 Proceeds from issuance of other debt                                           188          25,028            205         22,321
 Principal payments on other debt                                              (103)        (13,791)          (424)        (7,574)
 Net debt repayments from discontinued operations                                 -               -            650              -
 Net cash distribution to discontinued operations                                 -               -            (85)             -
 Net financing activity with Automotive                                           -             460              -            (45)
 Other                                                                          170            (362)           694            517
                                                                            -------        ---------       -------       --------
   Net cash (used in)/provided by financing activities                       (2,244)          8,960         (1,437)         9,631

Effect of exchange rate changes on cash                                         (20)           (193)            (1)          (145)
Net transactions with Automotive/Financial Services                             100            (100)         1,045         (1,045)
                                                                            -------        --------        -------       --------

   Net increase in cash and cash equivalents                                  1,329             406          4,196             87
                                                                            --------       --------        --------      --------

Cash and cash equivalents at June 30                                        $ 4,703        $  1,883        $ 6,989       $  1,675
                                                                            =======        ========        =======       ========

The accompanying notes are part of the financial statements.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)

1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair statement of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K for the year ended December 31, 2000. For purposes of Notes to Financial Statements, "Ford" or the "Company" means Ford Motor Company and its majority owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods were reclassified to conform with present period presentation.

2.   Selected Automotive costs and expenses are summarized as follows
     (in millions):

                                                        Second Quarter                        First Half
                                                    -----------------------              -----------------------
                                                      2001         2000                    2001          2000
                                                    ---------    ----------              ----------    ---------
        Depreciation                                 $682         $718                   $1,357        $1,412
        Amortization                                  624          628                    1,350         1,202
        Pension expense (benefit)                     (76)         (51)                    (161)           13


3. SFAS 133 ("Accounting for Derivative Instruments and Hedges") - Non-cash adjustments to income and to stockholders' equity for the second quarter and first half of 2001 were (in millions):

                                                    Automotive                Financial Services             Total Company
                                             --------------------------  -----------------------------  ------------------------
                                               Second        First         Second         First           Second      First
                                               Quarter        Half         Quarter         Half           Quarter      Half
                                               -------        ----         -------         ----           -------      ----
       Income before income taxes *             $(77)        $(167)         $(51)        $(71)          $  (128)    $   (238)
       Net income                                (55)         (114)          (32)         (45)              (87)        (159)
       Stockholders' equity **                                                                             (103)      (1,328)


       * Automotive recorded in cost of sales; Financial Services recorded in operating and other expenses
       ** Recorded in accumulated other comprehensive income

4. Discontinued Operation - On June 28, 2000, Ford distributed 130 million shares of Visteon Corporation ("Visteon"), which represented its 100% ownership interest, by means of a tax-free spin-off in the form of a dividend on Ford Common and Class B Stock. Ford's financial statements reflect Visteon as a "discontinued operation".

5. Value Enhancement Plan - On August 7, 2000, the Company announced the final results of its recapitalization, known as the Value Enhancement Plan ("VEP"). Under the VEP, Ford shareholders exchanged each of their old Ford Common or Class B shares for one new Ford Common or Class B share, as the case may be, plus, at their election, either $20 in cash, 0.748 additional new Ford Common shares, or a combination of $5.17 in cash and 0.555 additional new Ford Common shares. As a result of the elections made by shareholders under the VEP, the total cash elected was $5.7 billion and the total number of new Ford Common and Class B shares that became issued and outstanding was 1.893 billion. As a result of the VEP, approximately $1.2 billion was transferred from capital stock to capital in excess of par value of stock.

     In accordance with generally accepted accounting principles, prior period shares and earnings per share amounts were not adjusted.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)



6. Income Per Share of Common and Class B Stock - Basic income per share of Common and Class B Stock is calculated by dividing the income attributable to Common and Class B Stock by the average number of shares of Common and Class B Stock outstanding during the applicable period, adjusted for shares issuable under employee savings and compensation plans.

     The calculation of diluted income per share of Common and Class B Stock takes into account the effect of dilutive potential common stock, such as stock options.

     Income (loss) per share of Common and Class B Stock was as follows (in millions, except per share amounts):

                                                                                  Second Quarter 2001        Second Quarter 2000
                                                                                -------------------------  -------------------------
                                                                                  Income       Shares        Income       Shares
                                                                                ----------- -------------  ----------- -------------

       Income (loss) from continuing operations                                   $ (752)     1,819          $1,513      1,205
       Preferred stock dividend requirements                                          (3)         -              (3)         -
       Issuable and uncommitted ESOP shares                                            -         (8)              -         (9)
                                                                                --------    -------        --------    -------
        Basic income (loss) and shares from continuing operations                 $ (755)     1,811          $1,510      1,196

       Basic income (loss) per share from continuing operations                   $(0.42)                    $ 1.26
       Basic income per share from discontinued operation                              -                       0.14
       Basic loss per share on spin-off of discontinued operation                      -                      (1.88)
                                                                                 -------                    -------
        Basic income (loss) per share                                             $(0.42)                    $(0.48)

       Basic income (loss) and shares from continuing operations                  $ (755)     1,811          $1,510      1,196
       Net dilutive effect of options                                                  -         37               -         26
                                                                                --------     ------        --------     ------
        Diluted income (loss) and shares from continuing operations               $ (755)     1,848          $1,510      1,222

       Diluted income (loss) per share from continuing operations                 $(0.41)                    $ 1.24
       Diluted income per share from discontinued operation                            -                       0.13
       Diluted loss per share on spin-off of discontinued operation                    -                      (1.84)
                                                                                 -------                    -------
        Diluted loss per share                                                    $(0.41)                    $(0.47)


                                                                                    First Half 2001            First Half 2000
                                                                                -------------------------  -------------------------
                                                                                  Income       Shares        Income       Shares
                                                                                ----------- -------------  ----------- -------------

       Income from continuing operations                                          $  307      1,829          $3,445      1,206
       Preferred stock dividend requirements                                          (7)         -              (7)         -
       Issuable and uncommitted ESOP shares                                            -        (10)              -         (8)
                                                                                --------    -------        --------    -------
        Basic income and shares from continuing operations                        $  300      1,819          $3,438      1,198

       Basic income per share from continuing operations                          $ 0.16                     $ 2.87
       Basic income per share from discontinued operation                              -                       0.26
       Basic loss per share on spin-off of discontinued operation                      -                      (1.88)
                                                                                 -------                    -------
        Basic income per share                                                    $ 0.16                     $ 1.25

       Basic income and shares from continuing operations                         $  300      1,819          $3,438      1,198
       Net dilutive effect of options                                                  -         38               -         25
                                                                                --------    -------        --------    -------
        Diluted income and shares from continuing operations                      $  300      1,857          $3,438      1,223

       Diluted income per share from continuing operations                        $ 0.16                     $ 2.81
       Diluted income per share from discontinued operation                            -                       0.25
       Diluted loss per share on spin-off of discontinued operation                    -                      (1.84)
                                                                                 -------                    -------
        Diluted income per share                                                  $ 0.16                     $ 1.22

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)

7.   Automotive Inventories are summarized as follows (in millions):

                                                                        June 30,          December 31,
                                                                          2001                2000
                                                                      -------------       ------------
           Raw materials, work in process and supplies                   $2,688              $2,798
           Finished products                                              4,532               4,716
                                                                         ------              ------
              Total inventories                                          $7,220              $7,514
                                                                         ======              ======


8. Company-Obligated Mandatorily Redeemable Preferred Securities of a Subsidiary Trust - The sole asset of Ford Motor Company Capital Trust I (the "Trust"), which is the obligor on the Preferred Securities of such Trust, is $632 million principal amount of 9% Junior Subordinated Debentures due 2025 of Ford Motor Company.

9. Comprehensive Income - Other comprehensive income primarily reflects foreign currency translation adjustments and adjustments related to SFAS 133 (Note 3). Total comprehensive income is summarized as follows (in millions):

                                                    Second Quarter                    First Half
                                                 -------------------------       ------------------------
                                                   2001           2000             2001           2000
                                                 -----------    ----------       ----------     ---------
     Net income (loss)                           $  (752)       $  (577)         $   307        $ 1,502
     Other comprehensive income (loss)              (582)          (481)          (2,918)        (1,078)
                                                 -------        -------          -------        -------
       Total comprehensive income (loss)         $(1,334)       $(1,058)         $(2,611)       $   424
                                                 =======        =======          =======        =======


10.  Acquisitions and Restructurings

      Hertz Purchase - In March 2001, through a tender offer and a merger transaction, Ford acquired (for a total price of $735 million) the common stock of Hertz that it did not own, which represented about 18% of the economic interest in Hertz.

      Purchase of Land Rover Business - On June 30, 2000, Ford purchased the Land Rover business from the BMW Group for approximately three billion euros. Approximately two-thirds of the purchase price (equivalent of $1.9 billion at June 30, 2000) was paid at time of closing; the remainder will be paid in 2005. The acquisition involves the entire Land Rover line of products and related assembly and engineering facilities. It does not include Rover's passenger car business or financial services business.

      European Charges - Following an extensive business review of the Ford Brand operations in Europe, the Company recorded a pre-tax charge in Automotive cost of sales of $1,568 million in the second quarter of 2000. This charge included $1.1 billion for asset impairments and $468 million for restructuring costs. The effect on after-tax earnings was $1,019 million.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)


11.   Segment Information - Ford's business is divided into two business sectors
      - Automotive and Financial Services (including Ford Credit and Hertz); detail is summarized as follows (in millions):

                                                    Financial Services Sector
                                                ----------------------------------
                                     Auto          Ford                  Other        Elims/
Second Quarter                      Sector        Credit      Hertz     Fin Svcs       Other        Total
                                  ------------  ----------  --------  ------------  ------------ ------------
2001
----
Revenues
  External customer               $ 34,552      $  6,256     $ 1,281    $  219      $     6      $ 42,314
  Intersegment                       1,316           118           6        45       (1,485)            -
                                  --------      --------     -------    ------      -------      --------
    Total Revenues                $ 35,868      $  6,374     $ 1,287    $  264      $(1,479)     $ 42,314
                                  ========      ========     =======    ======      =======      ========
Income (loss) from
   continuing operations          $ (1,194)     $    367     $    59    $   14      $     2      $   (752)

2000
----
Revenues
  External customer                $ 37,366     $  5,778     $ 1,271    $   64      $    20      $ 44,499
  Intersegment                        1,338           41           7        62       (1,448)            -
                                   --------     --------     -------    ------      -------      --------
    Total Revenues                 $ 38,704     $  5,819     $ 1,278    $  126      $(1,428)     $ 44,499
                                   ========     ========     =======    ======      =======      ========
Income (loss) from continuing
   operations                      $  1,052     $    388     $   104    $  (18)     $   (13)     $  1,513


                                                   Financial Services Sector
                                               -----------------------------------

                                      Auto        Ford                   Other       Elims/
First Half                           Sector      Credit      Hertz      Fin Svcs     Other        Total
                                  -----------  ----------  -----------  ---------- ----------- ------------
2001
----
Revenues
  External customer               $ 69,202     $ 12,604     $ 2,457     $  483     $    14     $ 84,760
  Intersegment                       2,544          240          14         72      (2,870)           -
                                  --------     --------     -------     ------     -------     --------
    Total Revenues                $ 71,746     $ 12,844     $ 2,471     $  555     $(2,856)    $ 84,760
                                  ========     ========     =======     ======     =======     ========
Income (loss) from continuing
  operations                      $   (505)    $    760     $    55     $   (1)    $    (2)    $    307

Total assets at June 30           $ 93,963     $182,045     $12,185     $7,816     $(6,463)    $289,546

2000
----
Revenues
  External customer               $ 73,541     $ 11,269     $ 2,402     $  172     $    19     $ 87,403
  Intersegment                       2,496           80          15        104      (2,695)           -
                                  --------     --------     -------     ------     -------     --------
    Total Revenues                $ 76,037     $ 11,349     $ 2,417     $  276     $(2,676)    $ 87,403
                                  ========     ========     =======     ======     =======     ========
Income (loss) from continuing
  operations                      $  2,604     $    741     $   160     $  (29)    $   (31)    $  3,445

Total assets at June 30           $104,363     $167,821     $11,451     $8,002     $(7,057)    $284,580

- - - - -

"Other Financial Services" data is an aggregation of miscellaneous smaller Financial Services Sector business components, including Ford Motor Land Development Corporation, Ford Leasing Development Company, Ford Leasing Corporation and Granite Management Corporation.

"Eliminations/Other" data includes intersegment eliminations and minority interests. Interest income for the operating segments in the Financial Services Sector is reported as "Revenues".


    --------------------------
    Excludes SFAS 133 Effect,
    Visteon & One-Time Factors
    --------------------------
                                                                    Page 1 of 2


                               Ford Motor Company
                 AUTOMOTIVE GEOGRAPHIC AND COST OF SALES DETAIL
                 ----------------------------------------------
                             2001 Compared With 2000

      ---------------
      GEOGRAPHIC DATA                                   2nd Quarter                                First Half
      ---------------                        -------------------------------------      -------------------------------------
                                                                         01 B/(W)                                  01 B/(W)
                                               2001         2000         Than 00            2001         2000      Than 00
                                             ----------  ------------  ------------     -----------  ------------ -----------
     PBT (Mils.)
     ----------
     U.S.                                    ($1,733)      $2,457         ($4,190)         ($908)         $4,803     ($5,711)
     Canada/Mexico                                41          331            (290)           319             512        (193)
                                             ----------  ------------  ------------     -----------  ------------ -----------
       North America                         ($1,692)      $2,788         ($4,480)         ($589)         $5,315     ($5,904)
                                             ==========  ============  ============     ===========  ============ ===========

     Europe                                      212          235             (23)           350             216         134
     South America                              (109)         (98)            (11)          (190)           (224)         34
     Rest of World                                74          147             (73)            43             105         (62)
                                             ----------  ------------  ------------     -----------  ------------ -----------
         Worldwide                           ($1,515)      $3,072         ($4,587)         ($386)          $5,412    ($5,798)

     Net Income (Mils.)
     -----------------
     U.S.                                    ($1,170)      $1,628         ($2,798)         ($590)         $3,179     ($3,769)
     Canada/Mexico                                27          215            (188)            201            331        (130)
                                             ----------  ------------  ------------     -----------  ------------ -----------
       North America                         ($1,143)      $1,843         ($2,986)         ($389)         $3,510     ($3,899)

     Europe                                      141          156             (15)           229             153          76
     South America                               (70)         (63)             (7)          (123)           (145)         22
     Rest of World                                47          135             (88)             6             105         (99)
                                             ----------  ------------  ------------     -----------  ------------ -----------
         Worldwide                           ($1,025)      $2,071         ($3,096)         ($277)         $3,623     ($3,900)
                                             ==========  ============  ============     ===========  ============ ===========

     Sales (Mils.)
     ------------
     U.S.                                    $22,569      $25,582         ($3,013)       $44,668         $50,904     ($6,236)
     Canada/Mexico                             1,695        2,094            (399)         3,253           3,983        (730)
                                             ----------  ------------  ------------     -----------  ------------ -----------
       North America                         $24,264      $27,676         ($3,412)       $47,921         $54,887     ($6,966)

     Europe                                    8,080        7,601             479         16,764          14,730       2,034
     South America                               635          652             (17)         1,245           1,241           4
     Rest of World                             1,573        1,437             136          3,272           2,683         589
                                             ----------  ------------  ------------     -----------  ------------ -----------
         Worldwide                           $34,552      $37,366         ($2,814)       $69,202         $73,541     ($4,339)
                                             ==========  ============  ============     ===========  ============ ===========


      ---------------
      COST OF SALES                                     2nd Quarter                                First Half
      ---------------                        -------------------------------------      -------------------------------------
                                                                         01 B/(W)                                  01 B/(W)
                                               2001         2000         Than 00           2001          2000      Than 00
                                             ---------  ------------  ------------      ----------  ------------- -----------

     Total Costs and Expenses                $35,907      $34,405         $(1,502)       $69,053         $68,248       $(805)
        Less:  Depreciation                      682          718              36          1,357           1,412          55
                   Amortization                  624          628               4          1,350           1,202        (148)
                   Selling and Admin.          2,288        2,410             122          4,749           4,630        (119)
                   Pension Benefit Exp.          (76)         (51)             25           (161)             13         174
                                             ----------  ------------  ------------     -----------  ------------ -----------

        Net Cost of Sales                    $32,389      $30,700        ( $1,689)       $61,758         $60,991       ($767)
                                             ==========  ============  ============     ===========  ============ ===========

        Memo: Gross Margin                       6.3%        17.8%          -11.6 pts       10.8%           17.1%       -6.3 pts



                               Ford Motor Company

                        SECOND QUARTER 2001 DATA SHEET
                        ------------------------------


                                                                                        2000
                                                                              ------------------------
                                                 1st Qtr         2nd Qtr
                                                 2001            2001           2nd Qtr      Full Year
                                               ----------      ----------     ------------  ----------
Market Share Data (%)
  U.S.
  ---
    Car                                         17.7%           18.4%            20.7%         19.1%
    Truck                                       27.4%           28.1%            29.1%         28.2%
       Total                                    22.6%           23.2%            24.9%         23.7%

  Europe
  ------
    Car                                         11.4%           11.0%             9.7%         10.3%
    Truck                                        9.1%            8.6%             8.2%          8.0%
       Total                                    11.1%           10.7%             9.6%         10.0%

U.S. Total Marketing Costs
 -- Variable and Fixed
 (% of Gross Revenue)                           12.2%           14.1%            11.3%         11.1%

U.S. Sales Mix
    Fleet Sales (% of Total)                      30%             30%              29%           26%
    Red Carpet Lease (% of Total)                 18%             17%              19%           18%
    Red Carpet Lease (% of Retail)                26%             24%              26%           25%

U.S. Inventory (Days' Supply)
    Car                                           58              53               47            81
    Truck                                         75              66               64            92
      Average                                     69              61               57            88

Avg. Portfolio Borrowing Rate
    Ford Credit (%)                              6.7%            6.2%             6.4%          6.4%

Worldwide Taxes
    EffectiveTax Rate                           32.5%           32.5%            32.6%         32.5%

Common and Class B
 Shares Outstanding (Mils)
    Average - Actual                           1,840           1,819            1,205         1,483
    Average - Assuming Full Dilution           1,868           1,848            1,222         1,504
    Period Ended - Actual                      1,830           1,812            1,205         1,854



